                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 99.1

CONTACTS: Kevin S. Royal                               Matthew Grech
          Vice President and Chief Financial Officer   Vice President, Investment and Investor Relations
          Novellus Systems, Inc.                       Novellus Systems, Inc.
          Phone: (408) 943-9700                        Phone: (408) 943-9700

FOR IMMEDIATE RELEASE

               NOVELLUS SYSTEMS REPORTS THIRD QUARTER 2004 RESULTS

SAN JOSE, Calif., October 13, 2004--Novellus Systems, Inc. (Nasdaq: NVLS) today reported net sales and results of operations for its third quarter ended September 25, 2004. Net sales for the quarter were $415.9 million, up 23.0 percent from $338.2 million in the second quarter of 2004 and up 88.1 percent from the third quarter 2003 net sales of $221.1 million. Net income for the quarter was $64.7 million or $0.45 per diluted share, up $26.9 million or 71.0 percent from the second quarter 2004 net income of $37.8 million or $0.25 per diluted share compared with a third quarter 2003 net loss of $97.6 million or ($0.64) per diluted share.

The current quarter results include, in other income, net, a cash receipt of $8.0 million and, in selling, general and administrative, the reversal of $8.1 million previously accrued as a result of the settlement of litigation with Applied Materials, Inc. The quarter results also include a pre-tax charge of $2.9 million related to the settlement of litigation with Semitool, Inc. and the reversal of a previously recorded restructuring accrual of $0.9 million. Without these net benefits, third quarter net income would have been $54.7 million, or $0.38 per diluted share. In comparison, results for the second quarter of 2004 included a $6.1 million charge for acquired in-process research and development associated with the acquisition of Angstron Systems, Inc. Without this charge, second quarter net income would have been $43.9 million, or $0.29 per diluted share.

Last year's third quarter results included an after-tax charge of $62.8 million for a cumulative effect of a change in accounting principle related to the consolidation of certain properties previously accounted for as synthetic leases, a $59.8 million charge for restructuring and inventory write-down and a litigation settlement of $2.7 million. Without these charges, net income for the third quarter of 2003 would have been $6.1 million, or $0.04 per diluted share.

Shipments of $382.2 million in the current quarter represent an increase of $16.2 million or 4.4 percent from $366.1 million reported in the second quarter of 2004. Deferred revenue at the end of the quarter was $147.4 million, a decrease of $33.7 million or 18.6 percent from $181.1 million at the end of the second quarter of 2004.

The financial measures set forth above, which present net income excluding unusual charges and benefits and revenue on a shipments basis, are not in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that these non-GAAP financial measures provide further insight into the results of ongoing operations and enhance the comparability of those results to results in prior periods because they assist shareholder understanding of the effects of unusual charges and benefits on the quarter's results and allow comparability to revenue recognition on a shipments basis.

Cash, cash equivalents, restricted cash and short-term investments as of September 25, 2004 were $688.0 million, a decrease of $194.3 million or 22.0 percent from the second quarter 2004 ending balance of $882.3 million. During the third quarter of 2004, approximately $219.2 million was used to repurchase common shares.

"We saw a significant weakening in our bookings outlook in the month of September. We believe this is a direct result of customer cautiousness stemming from the well-discussed inventory correction that is occurring in the semiconductor industry," said Richard S. Hill, chairman and chief executive officer of Novellus Systems, Inc. "Despite this near term choppiness, we remain confident in our relative product positioning within the semiconductor equipment industry as well as in the longer term prospects for our industry."

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

The statements regarding the Company's (i) belief that its weakening bookings outlook results from customer cautiousness related to the semiconductor industry inventory correction, (ii) confidence in its product positioning relative to that of its competitors, and (iii) confidence in the longer term prospects of the semiconductor equipment industry, as well as other matters discussed in this news release that are not purely historical data, are forward-looking statements. The forward-looking statements involve risks and uncertainties, including, but not limited to, misattribution of the Company's weakening bookings outlook to an industry inventory correction, inaccurate assessment of the product needs of semiconductor manufacturers, a long-term downturn in the semiconductor industry, and other risks indicated in our filings with the Securities and Exchange Commission (SEC). Actual results could differ materially. We assume no obligation to update this information. For more details, please refer to our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2003, our Quarterly Reports on Form 10-Q for the quarters ended March 27, 2004 and June 26, 2004, and our Current Reports on Form 8-K filed July 12, 2004, September 10, 2004 and September 24, 2004.

ABOUT NOVELLUS:

Novellus Systems, Inc., an S&P 500 company, manufactures, markets and services advanced deposition, surface preparation and chemical mechanical planarization equipment for today's advanced integrated circuits. Our products are designed for high-volume production of advanced, leading-edge semiconductor devices at the lowest possible cost. Headquartered in San Jose, Calif., with subsidiaries throughout the United States, as well as in the United Kingdom, France, Germany, the Netherlands, Ireland, Italy, Israel, India, China, Japan, Korea, Malaysia, Singapore and Taiwan, we are a publicly traded company on the Nasdaq stock exchange (Nasdaq: NVLS) and a component of the Nasdaq-100 Index(R). Additional information about Novellus is available on our home page at www.novellus.com.

                             NOVELLUS SYSTEMS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                           THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                ---------------------------------------  --------------------------
(In thousands, except per share amounts)                        SEPTEMBER 25    JUNE 26    SEPTEMBER 27  SEPTEMBER 25  SEPTEMBER 27
(Unaudited)                                                         2004          2004        2003           2004           2003
--------------------------------------------------------------- -------------  ----------  ------------  ------------  -------------
Net sales                                                       $    415,935   $ 338,219   $   221,099   $1,017,016    $   698,559
Cost of sales                                                        214,824     168,539       162,323      521,620        424,647
                                                                ------------   ---------   -----------   ----------    -----------

         Gross profit                                                201,111     169,680        58,776      495,396        273,912
         %                                                              48.4%       50.2%         26.6%        48.7%          39.2%
Operating expenses:
         Selling, general and administrative                          49,585      47,225        40,123      139,213        127,197
         Research and development                                     68,202      63,471        59,858      190,630        173,374
         Restructuring and other charges (benefits)                     (923)          -        15,838         (923)        15,838
         Acquired in-process research and development                      -       6,124             -        6,124              -
         Legal settlement                                              2,900           -         2,691        5,400          2,691
                                                                ------------   ---------   -----------   ----------    -----------

Total operating expenses                                             119,764     116,820       118,510      340,444        319,100
         %                                                              28.8%       34.5%         53.6%        33.5%          45.7%
Income (loss) from operations                                         81,347      52,860       (59,734)     154,952        (45,188)
         %                                                              19.6%       15.6%        -27.0%        15.2%          -6.5%
Other income, net                                                      9,726       2,896         2,722       15,371         13,911
                                                                ------------   ---------   -----------   ----------    -----------

Income (loss) before income taxes                                     91,073      55,756       (57,012)     170,323        (31,277)
Provision (benefit) for income taxes                                  26,411      17,945       (22,224)      51,169        (15,791)
                                                                ------------   ---------   -----------   ----------    -----------
Income (loss) before cumulative effect of a change
     in accounting principle                                          64,662      37,811       (34,788)     119,154        (15,486)
Cumulative effect of a change in accounting principle,
     net of tax                                                            -           -       (62,780)           -        (62,780)
                                                                ------------   ---------   -----------   ----------    -----------

Net income (loss)                                                     64,662      37,811       (97,568)     119,154        (78,266)
                                                                ============   =========   ===========   ==========    ===========
Net income (loss) per share:
     Basic
         Income (loss) before cumulative effect of a change
            in accounting principle                             $       0.45   $    0.25   $     (0.23)  $     0.80    $     (0.10)
         Cumulative effect of a change in accounting principle,
            net of tax                                                     -           -         (0.41)           -          (0.42)
                                                                ------------   ---------   -----------   ----------    -----------
                Basic net income (loss) per share               $       0.45   $    0.25   $     (0.64)  $     0.80    $     (0.52)
                                                                ============   =========   ===========   ==========    ===========
     Diluted
         Income (loss) before cumulative effect of a change
            in accounting principle                             $       0.45   $    0.25   $     (0.23)  $     0.79    $     (0.10)
         Cumulative effect of a change in accounting principle,
            net of tax                                                     -           -         (0.41)           -          (0.42)
                                                                ------------   ---------   -----------   ----------    -----------
                Diluted net income (loss) per share             $       0.45   $    0.25   $     (0.64)  $     0.79    $     (0.52)
                                                                ============   =========   ===========   ==========    ===========
Shares used in basic per share calculation                           142,333     149,112       151,280      148,119        150,221
                                                                ============   =========   ===========   ==========    ===========
Shares used in diluted per share calculation                         143,574     151,386       151,280      150,353        150,221
                                                                ============   =========   ===========   ==========    ===========

                             NOVELLUS SYSTEMS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (EXCLUDING CERTAIN UNUSUAL (CHARGES) BENEFITS)(1)

                                                                    THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                          ---------------------------------------  ---------------------------
(In thousands, except per share amounts)                  SEPTEMBER 25    JUNE 26    SEPTEMBER 27  SEPTEMBER 25   SEPTEMBER 27
(Unaudited)                                                   2004          2004          2003         2004           2003
-----------------------------------------------------     ------------  -----------  ------------  -------------  ------------
Net sales                                                 $   415,935   $  338,219   $   221,099   $  1,017,016   $   698,559
Cost of sales                                                 214,824      168,539       118,371        521,620       380,695
                                                          -----------   ----------   -----------   ------------   -----------
         Gross profit                                         201,111      169,680       102,728        495,396       317,864
         %                                                       48.4%        50.2%         46.5%          48.7%         45.5%
Operating expenses:
         Selling, general and administrative                   57,661       47,225        40,123        147,289       127,197
         Research and development                              68,202       63,471        59,858        190,630       173,374
                                                          -----------   ----------   -----------   ------------   -----------

Total operating expenses                                      125,863      110,696        99,981        337,919       300,571
         %                                                       30.3%        32.7%         45.2%          33.2%         43.0%
Income from operations                                         75,248       58,984         2,747        157,477        17,293
         %                                                       18.1%        17.4%          1.2%          15.5%          2.5%
Other income, net                                               1,726        2,896         2,722          7,371        13,911
                                                          -----------   ----------   -----------   ------------   -----------

Income before income taxes                                     76,974       61,880         5,469        164,848        31,204
Provision (benefit) for income taxes                           22,322       17,945          (668)        47,805         5,765
                                                          -----------   ----------   -----------   ------------   -----------

Net income                                                     54,652       43,935         6,137        117,043        25,439
                                                          ===========   ==========   ===========   ============   ===========
Net income per share:
     Basic net income per share                           $      0.38   $     0.29   $      0.04   $       0.79   $      0.17
                                                          ===========   ==========   ===========   ============   ===========
     Diluted net income per share                         $      0.38   $     0.29   $      0.04   $       0.78   $      0.17
                                                          ===========   ==========   ===========   ============   ===========
Shares used in basic per share calculation                    142,333      149,112       151,280        148,119       150,221
                                                          ===========   ==========   ===========   ============   ===========
Shares used in diluted per share calculation                  143,574      151,386       155,452        150,353       153,572
                                                          ===========   ==========   ===========   ============   ===========

A reconciliation of our net income excluding certain unusual charges and benefits to our net income (loss) under accounting principles generally accepted in the United States of America is presented below:

NET INCOME EXCLUDING UNUSUAL
     (CHARGES) AND BENEFITS                               $    54,652   $   43,935   $     6,137   $    117,043   $    25,439

UNUSUAL (CHARGES) AND BENEFITS:
     Acquired in-process research and development                   -       (6,124)            -         (6,124)            -
     Cumulative effect of a change
         in accounting principle                                    -            -       (62,780)             -       (62,780)
     Inventory write-down                                           -            -       (43,952)             -       (43,952)
     Restructuring and other (charges) benefits                   923            -       (15,838)           923       (15,838)
     Legal settlement                                          (2,900)           -        (2,691)        (5,400)       (2,691)
     Reversal of liability in connection with Applied
         Materials settlement (included in SG&A)                8,076            -             -          8,076             -
     Cash receipt from Applied Materials
         settlement (included in Other income, net)             8,000            -             -          8,000             -
                                                          -----------   ----------   -----------   ------------   -----------
         Total (charges) and benefits                          14,099       (6,124)     (125,261)         5,475      (125,261)
     Adjustments to provision (benefit) for income taxes       (4,089)           -        21,556         (3,364)       21,556
                                                          -----------   ----------   -----------   ------------   -----------
NET INCOME (LOSS)                                         $    64,662   $   37,811   $   (97,568)  $    119,154   $   (78,266)
                                                          ===========   ==========   ===========   ============   ===========


(1) The condensed consolidated statements of operations (excluding certain unusual charges and benefits) are intended to present our operating results, excluding certain unusual charges, benefits and related adjustments to provision (benefit) for income taxes. These condensed consolidated statements of operations are not in accordance with or an alternative for accounting principles generally accepted in the United States of America and may be different from similar measures by other companies.

                             NOVELLUS SYSTEMS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                 SEPTEMBER 25   DECEMBER 31
                                                     2004          2003
(In thousands)                                   (Unaudited)         *
----------------------------------------------   ------------   -----------
                    ASSETS

Current assets:
 Cash and short-term investments                  $  510,386    $1,002,132
 Accounts receivable, net                            426,658       231,760
 Inventories                                         250,161       199,100
 Deferred taxes and other current assets             155,859       138,996
                                                  ----------    ----------
   Total current assets                            1,343,064     1,571,988
Property and equipment, net                          486,229       506,567
Restricted cash                                      177,637         2,861
Goodwill                                             277,922       173,267
Intangible and other assets                          113,581        84,217
                                                  ----------    ----------

TOTAL ASSETS                                      $2,398,433    $2,338,900
                                                  ==========    ==========
     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Accounts payable and accrued liabilities         $  244,639    $  150,945
 Deferred profit                                      71,998        46,821
 Income taxes payable                                 54,378        10,293
 Current obligations under lines of credit             5,399        13,023
                                                  ----------    ----------
   Total current liabilities                         376,414       221,082
Long-term debt                                       154,925             -
Other liabilities                                     50,895        45,958
                                                  ----------    ----------
Total liabilities                                    582,234       267,040
                                                  ----------    ----------
Shareholders' equity:
 Common stock                                      1,445,797     1,565,926
 Retained earnings and accumulated other
   comprehensive income                              370,402       505,934
                                                  ----------    ----------
   Total shareholders' equity                      1,816,199     2,071,860
                                                  ----------    ----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $2,398,433    $2,338,900
                                                  ==========    ==========

* The December 31, 2003 condensed consolidated balance sheet was derived from our audited consolidated financial statements.